UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026 (August 3, 2026)

East West Ave Acquisition Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-43355	41-2320127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5725 S Valley View Blvd, Ste 5 #378094

Las Vegas, NV 89118

(Address of principal executive offices)

802-242-1238

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one share of common stock, $0.0001 par value, and one Right to acquire one-fourth of one share of common stock	EWAVU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	EWAV	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fourth of one share of common stock	EWAVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July13, 2026, the Registration Statement on Form S-1 (File No. 333-295205) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of East West Ave Acquisition Corporation, a Nevada corporation (the “Company”), was declared effective by the U.S. Securities and Exchange Commission. On August 3, 2026, the Company consummated the IPO of 10,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value per share (each, a “Common Share”), and one right (each, a “Right”), each Right entitling the holder thereof to exchange for one-fourth of one Common Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 272,500 units (the “Private Units”) to the Company’s sponsors including 192,500 Private Units issued to East West Avenue LLC, a Delaware limited liability company (“Sponsor A”); and 80,000 Private Units issued to NFR Capital Limited, a Hong Kong company (“Sponsor B,” together with Sponsor, the “Sponsors”). Each Private Unit consists of one Class A Ordinary Share, one Warrant (the “Private Warrants”), and one Right (the “Private Rights”). The Private Units are identical to the Units sold in the IPO, subject to limited exceptions as further described in the Registration Statement. The Private Units were sold at $10.00 per Unit, generating gross proceeds of $2,725,000.

The Company also issued to D. Boral Capital LLC, the representative of the underwriters of the IPO (the “Representative”), 75,000 Common Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO. The Representative Shares are identical to the Common Shares included in the Units, except that the Representative has agreed not to transfer, assign, sell, pledge, or hypothecate any such Representative Shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person until 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2), other than (i) the Representative or an underwriter or selected dealer in connection with the IPO, or (ii) a bona fide officer or partner of the Representative or of any such underwriter or selected dealer. In addition, the Representative has agreed (i) waive its redemption rights with respect to its representative shares in connection with the completion of our initial business combination, (ii) waive its redemption rights with respect to its representative shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the combination window, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive its rights to liquidating distributions from the trust account with respect to its representative shares if we fail to complete our initial business combination within the combination window. In addition, the underwriter has agreed to vote any representative shares held by it in favor of our initial business combination and any charter amendment associated with the extension of the combination period. Upon the closing, the Representative also forfeited its over-allotment option in full, as a result of which, 375,000 founder shares issued to Sponsor A will be forfeited accordingly without any consideration.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

●	the Underwriting Agreement, dated July 30, 2026 (the “Underwriting Agreement”), between the Company and the Representative;

●	the Rights Agreement, dated July 30, 2026, between the Company and VStock Transfer, LLC (“VStock”), as rights agent (the “Rights Agreement”);

●	the Securities Transfer Agreement, dated July 30, 2026, among the Company and certain directors of the Company (the “Securities Transfer Agreement”);

●	certain private unit subscription agreement, dated July 30, 2026, between the Company and the Sponsor A (the “Sponsor A Private Unit Subscription Agreement”);

●	certain private unit subscription agreement, dated July 30, 2026, between the Company and the Sponsor B (the “Sponsor B Private Unit Subscription Agreement”, with the “Sponsor A Private Unit Subscription Agreement”, the “Private Unit Subscription Agreements”);

●	the Investment Management Trust Agreement, dated July 30, 2026, between the Company and Equiniti Trust Company, LLC (“Equiniti”), as trustee;

●	the Registration Rights Agreement, dated July 30, 2026, among the Company, the Representative, the Sponsors, and certain officers and directors of the Company;

●	the Letter Agreement, dated July 30, 2026, among the Company, the Sponsors, and certain officers and directors of the Company;

●	the Indemnity Agreement, dated July 30, 2026, between the Company and each of the officers and directors of the Company; and

●	the Administrative Services Agreement, dated July 30, 2026, between the Company and Sponsor A.

The Underwriting Agreement is filed as Exhibit 1.1, the Rights Agreement is filed as Exhibit 4.1, and the other agreements set forth above are filed as Exhibits 10.1 to 10.8, respectively, to this report, and each of such exhibits is incorporated by reference herein.

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Item 3.02 Unregistered Sales of Equity Securities

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 272,500 Private Units to the Sponsors for an aggregate purchase price of $2,725,000. The Private Units are identical to the Units issued in the IPO, except that the holders have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except for certain permitted transferees) until the completion of the Company’s initial business combination. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 30, 2026, in connection with the listing of the Company’s Units on the Nasdaq Global Market, Samir Parikh, Irfan Verjee and Masahiro Honna became directors of the Company.

The board of directors of the Company has determined that each of Samir Parikh, Irfan Verjee and Masahiro Honna is an independent director under the requirements of the Nasdaq listing standards and under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and has determined that Mr. Masahiro Honna qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Samir Parikh, Irfan Verjee and Masahiro Honna will serve as members of the audit committee, with Mr. Honna serving as chair of the audit committee.

Substantially concurrently with the effectiveness of the registration statement and closing of the IPO, the Sponsor A transferred (i) 100,000 founder shares to Ms. Huang, our CEO and President, director, (ii) 40,000 founder shares to Mr. Kerkaert, our CFO and director; (iii) 20,000 founder shares to each of Mr. Parikh and Honna, our directors, (iv) 10,000 founder shares to Mr. Verjee, our director, pursuant to certain Securities Transfer Agreement. The Company will reimburse the officers and directors for reasonable out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf such as identifying and investigating possible target businesses and business combinations. Upon the closing, the Representative also forfeited its over-allotment option in full, as a result of which, 375,000 founder shares issued to Sponsor A will be forfeited accordingly without any consideration.

Other than as set forth in Item 1.01 of this report and the Registration Statement, none of the directors mentioned above are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to the Memorandum and Articles of Association.

On July 31, 2026, the Company adopted its Amended and Restated Articles of Incorporation, effective immediately. The Amended and Restated Articles of Incorporation and Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this report and is incorporated by reference herein.

Item 8.01 Other Events.

A total of $100,500,000 ($10.05 per unit), from the proceeds of the IPO and the sale of the Private Units (net of transaction expenses and working capital) were placed in the Company’s trust account. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay dissolution expenses up to $100,000, the proceeds from the IPO and the sale of the Private Units held in the trust account will not be released until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Articles of Incorporation to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete the Company’s initial business combination within 12 months from the consummation of the IPO (or 15 months if the Company enters into a definitive business combination agreement by August 3, 2027), or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of all the Company’s public shares if the Company is unable to complete its initial business combination within 12 months from the consummation of the IPO (or 15 months if the Company enters into a definitive business combination agreement by August 3, 2027), subject to applicable law. The company’s sponsors will provide loans to cover any tax obligations associated with the company’s Nevada incorporation, ensuring that funds held in the trust account are not used for such payments.

On July 31, 2026, the Company issued a press release, a copy of which is filed as Exhibit 99.1 to this report, announcing the pricing of the IPO.

On August 3, 2026, the Company issued a press release, a copy of which is filed as Exhibit 99.2 to this report, announcing the closing of the IPO.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated July 30, 2026, by and between the Company and the Representative.

3.1	Amended and Restated Articles of Incorporation, dated July 31, 2026.

3.2	Bylaws.

4.1	Rights Agreement, dated July 30, 2026, between the Company and VStock, as rights agent.

10.1	Securities Transfer Agreement, dated July 30, 2026, among the Company and certain directors of the Company.

10.2	Private Unit Subscription Agreement, dated July 30, 2026, between the Company and the Sponsor A.

10.3	Private Unit Subscription Agreement, dated July 30, 2026, between the Company and the Sponsor B.

10.4	Investment Management Trust Agreement, dated July 30, 2026, between the Company and Equiniti, as trustee.

10.5	Registration Rights Agreement, dated July 30, 2026, among the Company, the Sponsors, and certain officers and directors of the Company.

10.6	Letter Agreement, dated July 30, 2026, among the Company, the Sponsors, and certain officers and directors of the Company.

10.7	Indemnity Agreement, dated July 30, 2026, among the Company, and certain officers and directors of the Company

10.8	Administrative Services Agreement dated July 30, 2026 between the Company and East West Avenue LLC.

99.1	Press Release, dated July 30, 2026.

99.2	Press Release, dated August 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East West Ave Acquisition Corp.

	By:	/s/ Maoli (Molly) Huang
	Name:	Maoli (Molly) Huang
	Title:	Chief Executive Officer

Date: August 4, 2026

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